UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713)207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2024, CenterPoint Energy, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC (each, a “Manager” and collectively, the “Managers”), Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC (each, a “Forward Seller” and collectively, the “Forward Sellers”), with respect to the offering and sale from time to time of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $500,000,000 (the “Shares”).

Sales of the Shares made under the Equity Distribution Agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or the NYSE Chicago, or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, the Shares may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as the Company and the Managers or the Forward Sellers agree to in writing. The Company may also sell Shares to one or more of the Managers, as principal for their own accounts, at a price to be agreed upon at the time of sale. Each Manager will receive from us a commission of up to 1% of the gross sales price per share for any Shares sold by it under the Equity Distribution Agreement.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of Shares by the Company to or through the Managers, the Company may also enter into one or more forward sale agreements pursuant to master forward confirmations to be entered into between the Company and the relevant Forward Purchaser, a form of which is attached to the Equity Distribution Agreement as Exhibit C thereto (each, a “Master Forward Confirmation”), and related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser pursuant thereto (collectively, a “Forward Sale Agreement”). In connection with any Forward Sale Agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, sell, a number of Shares equal to the number of Shares underlying the particular Forward Sale Agreement. In connection with any Forward Sale Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related Forward Sale Agreement, a commission of up to 1% of the gross sales prices of all borrowed shares of the Company’s common stock sold during the applicable forward hedge selling period by it as Forward Seller.

In no event will the aggregate number of Shares sold through the Managers or the Forward Sellers under the Equity Distribution Agreement and under any Forward Sale Agreement have an aggregate sales price in excess of $500,000,000. The Company has no obligation to offer or sell any Shares under the Equity Distribution Agreement and may at any time suspend offers and sales under the Equity Distribution Agreement. The offer and sale of Shares pursuant to the Equity Distribution Agreement will terminate upon the earliest of (1) the sale of all Shares subject to the Equity Distribution Agreement, (2) the termination of the Equity Distribution Agreement by the Company or by the Managers, the Forward Purchasers and the Forward Sellers or (3) May 17, 2026.

The net proceeds that the Company receives from the sales of Shares under the Equity Distribution Agreement from the Managers will be the gross proceeds received from such sales less the commissions and less any other costs the Company may incur in issuing and/or selling Shares. The Managers and the Forward Sellers are not required to sell any specific number or dollar amount of the Shares. Subject to the terms and conditions of the Equity Distribution Agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell on the Company’s behalf any Shares as instructed by the Company. The Company will not initially receive any proceeds from the sale of borrowed shares of its common stock by the Forward Sellers. The Company expects to fully physically settle each particular Forward Sale Agreement (by delivery of Shares) with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular Forward Sale Agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of Shares underlying the particular Forward Sale Agreement multiplied by the relevant forward sale price. If the Company elects to cash settle or net share settle a Forward Sale Agreement, it may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or Shares (in the case of net share settlement) to the relevant Forward Purchaser.

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers, the Forward Purchasers and the Forward Sellers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sale of the Shares, after deducting commissions and offering expenses, for general corporate purposes, which may include, among other things, the capital expenditure programs of the Company’s operating subsidiaries and the repayment of a portion of the Company’s outstanding commercial paper. Certain of the Managers, the Forward Purchasers or the Forward Sellers and/or their affiliates may own some of the Company’s commercial paper and will therefore each receive a portion of the net proceeds upon such repayment.

The offer and sale of the Shares have been registered under the Securities Act pursuant to a Registration Statement on Form S-3 (Registration No. 333-272025) of the Company, as supplemented by the Prospectus Supplement dated January 10, 2024 relating to the Shares, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 10, 2024.

The summary of the Equity Distribution Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, including the form of Master Forward Confirmation attached as Exhibit C thereto, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, the Company held a conference call to discuss its third quarter 2023 earnings on October 26, 2023. The increase in the size of the at-the-market program from the size discussed on the Company’s third quarter 2023 earnings call is not intended to be an update to or revision of the earnings-related guidance provided during such call.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Equity Distribution Agreement, dated January 10, 2024, among CenterPoint Energy, Inc. and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as managers, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, MUFG Securities EMEA plc and Royal Bank of Canada, as forward purchasers, and BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, as forward sellers.

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Shares.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: January 10, 2024	By:	/s/ Kristie L. Colvin
Kristie L. Colvin Senior Vice President and Chief Accounting Officer